Exhibit 23(iii)

CONSENT OF EMPIRE VALUATION CONSULTANTS, LLC

            We hereby consent to (i) the use of our fairness opinion dated September 26, 2007 to the Board of Directors of Taylor Devices, Inc. included as Appendix B to the Joint Proxy Statement/Prospectus relating to the proposed merger of Taylor Devices, Inc. and Tayco Developments, Inc. which forms a part of this Registration Statement on Form S-4 of Taylor Devices, Inc., filed with the U. S. Securities and Exchange Commission (the "SEC") on December 6, 2007 (the "Joint Proxy Statement/Prospectus") and (ii) the references to our firm in the Joint Proxy Statement/Prospectus under the headings "SUMMARY – Opinions of Financial Advisors – Financial Advisor of Taylor" and "THE MERGER – Opinion of Taylor's Financial Advisor."  In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in such Act, rules and regulations.

            The information and statements contained in the Joint Proxy Statement/Prospectus in the part titled "THE MERGER – Opinion of Taylor's Financial Advisor" fairly and accurately describe our opinion letter.

                                                                                                                                    Empire Valuation Consultants, LLC

                                                                                                                                    By: /s/Terence L. Griswold
                                                                                                                                          Name: Terence L. Griswold, ASA
                                                                                                                                          Title: Managing Director

Dated:            November 14, 2007.